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                                                                    Exhibit 4.2


                   FIRST SUPPLEMENTAL INDENTURE (this "Supplemental
              Indenture"), dated as of June30, 1997 among LEINER HEALTH PRODUCTS INC., aDelaware corporation ("LHP"), LEINER HEALTH PRODUCTS GROUP INC., a Delaware corporation ("Leiner Group"), and United States Trust Company of New York, a New York corporation, as trustee under the indenture referred to below (the "Trustee").

                                 W I T N E S S E T H

         WHEREAS Leiner Group, as issuer, heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of June 30, 1997, providing for the issuance of an aggregate principal amount of $85,000,000 of 95/8% Senior Subordinated Notes due 2007 of Leiner Group (the "Notes");

         WHEREAS, in connection with the Recapitalization and the financing thereof, Leiner Group has issued the Notes pursuant to and in accordance with the Indenture;

         WHEREAS, in connection with the Recapitalization, Leiner Group wishes to assign, transfer and convey to LHP, and LHP wishes to assume, all of Leiner Group's rights and obligations in respect of the Indenture and the Notes, in consideration of, among other things, the making available to LHP of the Credit Facility for LHP's benefit and use, and the contribution to LHP by Leiner Group (through its subsidiary PLI) of substantial funds for LHP's benefit and use, among other things, to repay substantially all of LHP's previously existing Indebtedness; and

         WHEREAS, pursuant to Sections 8.03 and 9.01 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder;

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         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Leiner Group, LHP, and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. DEFINITIONS. (a)Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein", "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

         2. ASSIGNMENT. Effective immediately following the consummation of the issuance and sale of the Notes to the Initial Purchasers on the date hereof, Leiner Group hereby expressly and irrevocably assigns, transfers and conveys to LHP all of Leiner Group's rights, obligations, covenants, agreements, duties and liabilities under, with respect to, arising in connection with or resulting from the Indenture and the Notes and any and all certificates and other documents executed by Leiner Group in connection therewith.

         3. ASSUMPTION. Effective immediately following the consummation of the issuance and sale of the Notes to the Initial Purchasers on the date hereof, LHP hereby expressly and irrevocably assumes, confirms and agrees to perform and observe all of the Indebtedness, obligations, covenants, agreements, terms, conditions, duties and liabilities of Leiner Group under, with respect to, arising in connection with or resulting from the Indenture and the



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Notes and any and all certificates and other documents executed by Leiner Group in connection therewith, as fully as if LHP were originally the obligor in respect thereof and the signatory thereto, including, but not limited to, (i) the payment of principal, premium (if any) and interest on the Notes when due, whether at maturity, by acceleration, by optional redemption, by mandatory prepayment or otherwise, and all other monetary obligations of Leiner Group under the Indenture and the Notes, and (ii) the full and punctual performance of all other obligations of Leiner Group under the Indenture and the Notes, including the compliance with the covenants contained in Article Ten of the Indenture. Following the execution and delivery of this Supplemental Indenture, the parties hereto agree that all references to "the Company" in the Indenture and the Notes shall be deemed to be references to LHP.

         4. RELEASE. Effective as of 12:01 A.M. (New York City time) on the day immediately following the date of the issuance and sale of the Notes to the Initial Purchasers, Leiner Group is hereby fully and unconditionally released and forever discharged from any and all obligations and liabilities Leiner Group may have under, with respect to, arising in connection with or resulting from the Indenture and the Notes and any and all certificates and other documents executed by Leiner Group in connection therewith. From and after such time, Leiner Group shall not be, and shall not be deemed to be, a party to or bound by the Indenture or any of the Notes for any purpose.

         5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed by the parties hereto and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.


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         6.  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING APPLICATION OF SUCH LAWS).

         7. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.




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

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                             LEINER HEALTH PRODUCTS GROUP INC.

                               by /s/ William B. Towne
                             -----------------------------------------
                             Name: William B. Towne
                             Title: Executive Vice President,
                                    Chief Financial Officer


                             LEINER HEALTH PRODUCTS INC.

                               by /s/ William B. Towne
                             -----------------------------------------
                             Name: William B. Towne
                             Title: Executive Vice President,
                                    Chief Financial Officer

                             UNITED STATES TRUST COMPANY OF
                               NEW YORK

                               by /s/ Gerard F. Ganey
                             -----------------------------------------
                             Name: Gerard F. Ganey
                             Title: Senior Vice President



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